SUMMIT MEDIA PARTNERS, INC. AGREEMENT


     This SUMMIT MEDIA PARTNERS, INC. Agreement (the "Agreement") is entered into on this 7th day of June, 2000, between Summit Media Partners, Inc., a Florida corporation ("SMP"), and forestindustry.com, Inc. a Delaware corporation ("Client").

     Whereas, SMP is in the business of planning, developing and implementing advertising, marketing and promotional campaigns for corporations and other business entities ("Advertising and Promotional Services");

     Whereas,  the Client desires to retain SMP to provide the  Advertising  and
Promotional Services, and SMP desires to provide such Advertising and Promotional Services to Client, pursuant to the terms, conditions and provisions contained in this Agreement;

     Now, therefore, in consideration of the mutual promises contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Advertising and Promotional Services. Subject to Client's compliance with each of the representations, warranties and covenants and agreements made by Client in this Agreement, SMP agrees to provide to Client the Advertising and Promotional Services identified on Exhibit A which is attached hereto and incorporated herein by reference, for the period commencing on the latter of (the "Effective Date") the date that this Agreement is executed and delivered by Client or the date that SMP receives payment of its fees as herein provided and expiring on the 92nd day following the effective date of this Agreement (the "Term").

     2. Obligations and Responsibilities of Client. As of the date hereof and during the Term of this Agreement, Client agrees as follows.

          1.   Representation and Warranties.

         Client represents and warrants to SMP that:

               (1) Organization. Client is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and it is duly qualified to do business as a foreign corporation in each jurisdiction in which it owns or leases property or engages in business.

               (2) Formal Action. Client has the corporate power and authority to execute and deliver this Agreement and to perform each of its obligations hereunder and this Agreement has been duly approved by Client's Board of Directors.

               (3) Valid and Binding Agreement. This Agreement has been duly executed and delivered by Client and is the valid and binding obligation of Client enforceable against it in accordance with its terms.

               (4) No Violation. The execution, delivery and performance of this Agreement does not and will not violate any provisions of the charter or bylaws of Client or any agreement to which Client is a party or any applicable law or regulation or order or decree of any court, arbitrator or agency of government and no action of, or filing with, any governmental or public body or authority is required in connection with the execution, delivery or performance of this Agreement.

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               (5)  Accuracy of Information. The information furnished by Client
                    to  SMP  regarding  the  business,   operations,   financial
                    condition,  including financial  statements,  business plans
                    and   biographical   information   regarding   the  Client's
                    directors and officers (collectively referred to as the "Information Package") is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made not misleading.

2.   Covenants and Agreements.

     Client covenants and agrees to comply with the following covenants:

     (1) Client Certification. Client acknowledges that it is responsible for the accuracy and completeness of the Information Package and for all other information furnished to SMP and for the accuracy and completeness of the contents of all materials prepared by SMP for and on behalf of Client. The Client hereby designates the individuals listed on Exhibit B attached hereto and incorporated herein by reference as the duly authorized representatives of Client for purposes of certifying to SMP the accuracy of all documents, advertisements or other materials prepared by SMP for and on behalf of Client. The Client agrees to promptly advise SMP in writing of any condition, event, circumstance or act that would constitute a material adverse change in the business, properties, financial condition or business prospects of the Client or which would make any of the information contained in the Information Package or in any report, advertorial or other document prepared by SMP for and on behalf of Client misleading in any material respect. Client hereby agrees that SMP and its directors, officers, agents and employees may rely on the Information Package and on all other information furnished by Client, and on each and every certification provided by an authorized representative of Client, until SMP is advised in writing by an authorized representative of Client that the information previously furnished to SMP is inaccurate or incomplete in any material respect.

     (2) Books and Records. Client shall maintain true and complete books, records and accounts in which true and correct entries shall be made of its transactions in accordance with generally accepted accounting principles consistently applied ("GAAP").

     (3) SMP Reliance on Client's Full Disclosure. Client will provide, or cause to be provided, to SMP all financial and other information requested by SMP for the purpose of rendering its services pursuant to this Agreement. Client recognizes and confirms that SMP will use such information in performing the services contemplated by this Agreement without independently verifying such information and that SMP does not assume any responsibility for the accuracy or completeness of such information. The persons executing this Agreement on behalf of Client certify that there is no fact known to them which materially adversely affects or may (so far as the Client's senior management can now reasonably foresee) materially adversely affect the business, properties, condition (financial or other) or operations (present or prospective) of the Client which has not been set forth in written form delivered by Client to SMP. The persons executing this Agreement on behalf of Client agree to keep SMP promptly informed of any facts hereafter know to Client which materially adversely affects or may (so far as the Client's senior management can now reasonably foresee) materially adversely affect the business, properties, condition (financial or other) or operations (present or prospective) of Client.

     (4) Legal Representation. Client acknowledges and agrees that it has been and will continue to be, represented by legal counsel experienced in corporate and securities laws and Client acknowledges that it has been advised as to the obligations imposed on it pursuant to such laws and understands that it will have the obligation and responsibility to see that all such laws are complied with at all times during the Term of this Agreement.

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     3.  Compensation.  In  consideration  of the  Advertising  and  Promotional
Services to be performed by SMP hereunder, Client hereby agrees to compensate SMP in the manner and in the amount specified in Exhibit C which is attached hereto and incorporated herein by reference thereto.

     4. Indemnity. Client acknowledges that it is responsible for the accuracy of the Information Package and all other information provided to SMP and for the contents of all materials, advertorials and other information prepared by SMP for an on behalf of Client as provided herein and Client agrees to indemnify SMP in accordance with the Indemnification Agreement set forth in Exhibit D, which is attached hereto and incorporated herein by reference.

     5. Relationship of the Parties. This Agreement provides for the providing of marketing, promotional and advertising services by SMP to Client and the provisions herein for compliance with financial covenants, and similar provisions are intended solely for the benefit of SMP to provide it with information on which it may rely in providing services hereunder and nothing contained in this Agreement shall be construed as permitting or obligating SMP to act as a financial or business advisor or consultant to Client, as permitting or obligating SMP to participate in the management of client's business, as creating or imposing any fiduciary obligation on the part of SMP with respect to the provisions of services hereunder and SMP shall have no such duty or obligation to client, as providing or counseling Client as to the compliance by Client with any federal or state securities or other laws effecting the services to be provided hereunder, or as creating any joint venture, agency, or other relationship between the parties other than as explicitly and specifically stated in this Agreement. The Client acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement, the provision of services hereunder and with respect to all matters contained herein, including, without limitation, the provisions of Section 4 hereof.

     6. Non-Solicitation Covenant. Client agrees that it will not directly or indirectly during the term of this Agreement or for three years following the termination or expiration of this Agreement, either voluntarily or involuntarily, for any reason whatsoever, recruit or hire or attempt to recruit or hire any employee of SMP or of any of its affiliates or subsidiaries, or otherwise induce any such employees to leave the employment of SMP or of any of its affiliates or subsidiaries or to become an employee of or otherwise be associated with Client or any affiliate or subsidiary of Client. Client acknowledges that SMP and its affiliates and subsidiaries have invested a significant amount of time, energy and expertise in the training of their employees to be able to provide Advertising and Promotional Services and Client therefore agrees that this covenant is reasonable and agrees that the breach of such covenant is very likely to result in irreparable injury to SMP, which is unlikely to be adequately compensated by damages. Accordingly, in the event of a breach or threatened breach by Client of this Section 8, SMP shall be entitled to an injunction restraining Client and any affiliate, subsidiary or director or officer thereof from recruiting, or hiring or attempting to recruit or hire any employee of SMP or of any affiliate or subsidiary of SMP. Nothing herein shall be construed as prohibiting SMP from pursuing any other remedies available to SMP for such breach or threatened breach, including recovery of damages from Client. The undertakings herein shall survive the termination or cancellation of the Agreement for three years.

7.       Miscellaneous.

                  A. Governing Law. This Agreement shall be governed by the laws of the State of Florida applicable to contracts executed and performed in the Circuit Court, Seminole County, in the State of Florida (without regard to the principles of conflicts of laws).

                  B. Entire Agreement. This Agreement and the Exhibits hereto embody the entire agreement of the parties with respect to its subject matter. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.


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                  C. Amendments to be in Writing.  This Agreement may be amended only in a writing signed by all of the parties.

                  D. No Waivers by Course of Dealing; Limited Effect of Waivers. No waiver shall be effective against any party unless it is in a writing signed by that party. No course of dealing and no delay on the part of SMP in exercising its rights shall operate as a waiver of that right or otherwise prejudice SMP. SMP's failure to insist upon the strict performance of any provision of this Agreement, or to exercise any right or remedy available to SMP, shall not constitute a waiver by SMP of such provision. No specific waiver by SMP of any specific breach of any provision of this Agreement shall operate as a general waiver of the provision or of any other breach of the provision. Client shall have no right to cure any breach except as specifically provided herein.

                  E. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing, and shall be delivered to the parties at the addresses set forth below (or to such other addresses as the parties may specify by due notice to the others). Notices or other communications shall be effective when received at the recipient's location (or when delivered to that location if receipt is refused). Notices or other communications given by facsimile transmission shall be presumed received at the time indicated in the recipient's automatic acknowledgment. Notices or other communications given by Federal Express or other recognized overnight courier service shall be presumed received on the following business day. Notices or other communications given by certified mail, return receipt requested, postage prepaid, shall be presumed received 3 business days after the date of mailing.

                           Client:          forestindustry.com, Inc.
                                            Suite 504, 999 Canada Place
                                            Vancouver, BC V6C 3E1

                          Attn: Joe Perraton, President

                           SMP:             Summit Media Partners, Inc.
                                            364 Wilshire Blvd.
                                            Casselberry, FL 32707

                         Attn: Peter Schreyer, President

                  F. Headings. The headings in this Agreement are intended solely for convenience of reference. They shall be given no effect in the construction or interpretation of this Agreement.

                  G. Severability. The invalidity or unenforceability of any provision of this Agreement shall not impair the validity or enforceability of any other provision.




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         In Witness Whereof,  the parties have executed this Agreement as of the date first above written.


Attest:                                         FORESTINDUSTRY.COM, INC.



By:                                             By:
       Secretary
                                                   Joe Perraton,
                                                   President


[Corporate Seal]


Attest:                                         SUMMIT MEDIA PARTNERS, INC.



By:                                              By:
         Secretary
                                                     Peter Schreyer, President


[Corporate Seal]



This is page 5 to the Agreement entered into June 7, 2000 between Summit Media Partners, Inc. and forestindustry.com, Inc.